UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐ Preliminary Information Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒ Definitive Information Statement

ARKADOS GROUP, INC.

(Name of Registrant as specified in its charter)

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ARKADOS GROUP, INC.

211 Warren Street

Suite 320

Newark, New Jersey 07103

INFORMATION STATEMENT

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT OF

MAJORITY IN INTEREST OF OUR STOCKOLDERS

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

To the Stockholders of Arkados Group, Inc:

This Information Statement is furnished by the sole director of Arkados Group, Inc., a Delaware corporation (the "Company", "we", "us", or "our"), to holders of record at the close of business on February 4, 2014 (the "Record Date") of the Company's issued and outstanding voting capital stock pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended.

On February 4, 2014, the Company's sole director authorized a charter amendment by written consent, in order to meet obligations under settlement agreements entered into in connection with the sale of assets in December, 2010. On February 6, 2014, stockholders with a majority of the Company's voting power as of the Record Date have approved an amendment to the Company's Articles of Incorporation to increase the number of shares of common stock authorized to 600,000,000 (the number of preferred shares authorized shall remain the same at 5,000,000) and to cancel the previous designation of a Series A preferred stock (the "Charter Amendment"). The effective date of the amendment will be the date on which the Certificate of Amendment is filed with the Secretary of State of Delaware, but not less than 20 days after the mailing of this Information Statement. No further action is required.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

The enclosed Information Statement is being furnished to you to inform you that the foregoing action has been approved by the holders of a majority of the outstanding shares of our stock entitled to vote on the matter. The resolutions will not become effective before the date which is 20 days after this Information Statement was first mailed to shareholders. You are urged to read the Information Statement in its entirety for a description of the action taken by the Board of Directors and a majority of the shareholders of the Company entitled to vote on the matter.

THIS INFORMATION STATEMENT IS BEING MAILED TO SECURITY HOLDERS ON OR ABOUT FEBRUARY 24, 2014.

/s/ Terrence DeFranco
Terrence DeFranco, Chief Executive Officer

BACKGROUND INFORMATION

We are incorporated pursuant to the laws of the State of Delaware. Delaware General Corporation Law (“DGCL”) § 242 permits the amendment to a company’s charter to increase or decrease its authorized capital stock when its board of directors adopts a resolution setting forth the amendment proposed, declaring its advisability, and by calling a special meeting of the stockholders entitled to vote in respect thereof for the consideration of such amendment.

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Section 228 of the DGCL further permits any action required to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation.

The common stock to be authorized will be of the same class as existing common stock and does not carry any differing rights, privileges or obligations.

Of the 600,000,000 common stock authorized, approximately 240,000,000 shares will be issued to satisfy obligations to various classes of creditors, including former employees, including meeting obligations to issue stock upon exercise of warrants granted to certain of those creditors, all of which is described in our Information Statement filed with the Securities and Exchange Commission on April 21, 2011, as well as to those creditors with which we reached settlement since then, on similar terms. There will be no additional consideration (other than the possible forgiveness of debt) received from these issuances. We intend to issue such shares not later than thirty (30) days after the date hereof. In addition, we may issue shares, directly or through warrants, in connection with future financing for the Company, as necessary from time to time, and as compensation or incentive to employees or contractors of the Company, either directly or through warrants or options. These shares will be issued in the sole discretion of our management.

A copy of the Amendment to the Certificate of Incorporation is attached hereto as Exhibit “A.”

On February 4, 2014, our sole director and CEO, by written consent, approved the Charter Amendment and recommended same to the stockholders. The date on which the written consent of a majority in interest of our stockholders was obtained for this action was February 6, 2014.

NO DISSENTERS' RIGHT OF APPRAISAL.

Delaware does not provide a dissenter a right to appraisal with respect to a charter amendment vote to increase the authorized shares of the Company.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

The Company’s authorized capital prior to the amendment consisted of 100,000,000 shares of Common Stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

Each outstanding share of Common Stock entitles the holder thereof to one vote per share on all matters. Common Stockholders do not have preemptive rights to purchase shares in any future issuance of our Common Stock. Upon our liquidation, dissolution or winding up, and after payment of creditors and preferred stockholders, if any, our assets will be divided pro-rata on a share-for-share basis among the holders of the shares of Common Stock.

The holders of shares of our Common Stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. In the event of our liquidation, dissolution or winding up, holders of our Common Stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors.

All of the issued and outstanding shares of our Common Stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our Common Stock are issued, the relative interests of existing Common Stockholders will be diluted.

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Preferred Stock

We filed a Certificate of Designations with the Secretary of State of Delaware providing for the designations, rights, and preferences of a Series A preferred stock. The details of these designations, rights and preferences are set forth in Exhibit 3.6 to our Form 10 filing with the SEC on October 7, 1999, File Number, 000-27587/99724888.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of February 4, 2014, the record date, we had 65,863,928 shares of common stock outstanding and entitling the holders to one (1) vote per share. There were -0- shares of preferred stock outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of such date, information with respect to shares beneficially owned by:

•	each person who is known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;
•	each of our directors;
•	each of our named executive officers; and all of our directors and executive officers as a group.

Beneficial ownership has been determined in accordance with Rule 13d-3 of the Exchange Act. Under this rule, shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option) within 60 days of the date of this table. In computing the percentage ownership of any person, the amount of shares includes the amount of shares beneficially owned by the person by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person does not necessarily reflect the person's actual voting power. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Unless otherwise indicated, the business address of the individuals and entities listed is 211 Warren Street, Suite 320, Newark, New Jersey 07103.

NAME AND ADDRESS OF STOCKHOLDER	SHARES OF COMMON STOCK BENEFICIALLY OWNED	TOTAL PERCENTAGE OF VOTING POWER

1. 5% or more Stockholders
Dynamo Development Inc. 55 Broad Street, Suite 2350, New York, NY 10004	3,500,000	5.30%

James Stoffel 101 Knollwood Drive, Rochester, NY 14618	5,682,407	8.63%

Andreas Typaldos 189 West 89th St, Suite 7S, New York, NY 10024	9,475,000	14.39%

Andreas Typaldos Family Limited Partnership 189 West 89th St, Suite 7S, New York, NY 10024	4,940,168	7.50%

2. Holders of Convertible Debt/Warrants/Options that would be 5% or more if exercised within 60 days (1)
Hong Kong Tianda Communication Technology Ltd. 11/F Front Block LOK Building, 130 Wing LOK St, Sheung Wan, Hong Kong	10,000,000	13.18	%(1)

Yu Feng Lin 10F No. 13 Aly 16, Ln 127 Gangqian Rd. Taipei City 114, Taiwan	4,000,000	5.73	%(1)

Tai Jee Pan 15265 NW Perimeter Dr. Beaverton, OR 97006	29,000,000	30.57	%(1)

Richmake International Limited Offshore Chambers, PO Box 217, Apia Samoa	5,000,000	7.06	%(1)

3. Officers and Directors
Terrence DeFranco, CEO, sole director	-0-	-0-

Officers and Directors as a Group (1 total)	-0-	-0-

__________

(1)	The percentage voting power is on an “as exercised” basis taking into account the individual’s exercise only. It should be noted that the contractual provisions do not grant any voting rights unless actually exercised.

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INTEREST OF CERTAIN PERSONS IN OR IN OPPOSITION TO MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposal to amend the Certificate of Incorporation and take all other proposed actions which is not shared by all other holders of the Company's Common Stock.

DESCRIPTION OF CHARTER AMENDMENT

The Charter Amendment will result in the number of shares of common stock that the Company is authorized to issue being 600,000,000. The number of preferred shares authorized shall remain the same. As of the date of this Information Statement, the Company has 65,863,928 shares of common stock outstanding and therefore, the affirmative vote of holders of at least 32, 997,827 shares was required to approve the Charter Amendment,

Prior to the amendment described herein, our charter authorized the issuance of 100,000,000 shares of common stock and 5,000,000 shares of preferred stock (without designation). In addition, we will terminate any existing designations for preferred stock that were previously filed with the Secretary of State of Delaware. No shares of preferred stock with such designations have been issued by the Company.

The Board of Directors (the "Board"), in approving the amendment to the Charter, believes that it is in the best interests of the Company to increase the number of shares of common stock that the Company has the authority to issue so that management may meet existing obligations to issue stock for settlements reached with creditors as previously described in our Information Statement filed with the Securities and Exchange Commission on April 21, 2011, and for settlements reached subsequent to those transactions, on essentially the same terms. In addition, an increase in the authorized shares would provide management with more flexibility in meeting future financing, as well as operational needs, including incentivizing employees and contractors. The increase in authorized shares is not in any way related to any plans or intentions on the part of the Company to enter into a merger, consolidation, acquisition or similar business transaction.

Release No. 34-15230 of the staff of the Securities and Exchange Commission requires disclosure and discussion of the effects of any shareholder proposal that may be used as an anti-takeover device. The purpose of the increase in the authorized common stock is to provide the Company's management with the ability to issue shares for future operational (including compensation) and financing possibilities and not to construct or enable any anti-takeover defense or mechanism on behalf of the Company. While it is possible that management could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent stockholders, the Company has no intent or plan to employ the additional unissued authorized shares as an anti-takeover device. We currently have no such provisions in any of our governing documents.

CERTAIN ADVANTAGES AND DISADVANTAGES/RISK FACTORS ASSOCIATED WITH THE CHARTER AMENDMENT

There are certain advantages and disadvantages of increasing the Company's authorized common stock.

The advantages include:

• The ability to issue shares of the Company’s Common Stock to fully and finally meet obligations created upon the settlement of debt with creditors that commenced in December, 2010, following the sale of substantially all the assets (at that time) of the Company.

• The ability to raise capital by issuing capital stock under future financing transactions, if any.

• To have shares of common stock available to pursue business expansion opportunities, if any.

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The disadvantages/risks include:

•   Dilution to the existing shareholders, including a decrease in our net income per share in future periods. This could cause the market price of our stock to decline. There can be no assurance that the total market capitalization of the Company’s Common Stock (the aggregate value of all the Company’s Common Stock at the then market price) after the Charter Amendment will be equal to or greater than the total market capitalization before the Charter Amendment or that the per share market price of the Company’s Common Stock following the Charter Amendment will either equal or exceed the current per share market price.

• The issuance of authorized but unissued stock could be used to deter a potential takeover of the Company that may otherwise be beneficial to shareholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with the desires of the Company's Board of Directors, at that time. A takeover may be beneficial to independent shareholders because, among other reasons, a potential suitor may offer such shareholders a premium for their shares of stock compared to the then-existing market price. The Company does not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

This discussion is for general information only and is not intended to be a complete description of all potential tax consequences to a particular stockholder, nor does it describe state, local or foreign tax consequences. Any written tax advice contained herein was not written or intended to be used (and cannot be used) by any taxpayer for the purpose of avoiding penalties that may be imposed under the U.S. Internal Revenue Code of 1986, as amended (the "Code").

This discussion is based on current provisions of the Code, Treasury regulations promulgated under the Code, Internal Revenue Service ("IRS") rulings and pronouncements, and judicial decisions now in effect, all of which are subject to change at any time by legislative, judicial or administrative action. Any such changes may be applied retroactively. We have not sought nor will we seek any rulings from the IRS with respect to the U.S. federal income tax consequences discussed below. The discussion below is not in any way binding on the IRS or the courts or in any way constitutes an assurance that the U.S. federal income tax consequences discussed herein will be accepted by the IRS or the courts.

The Company will not recognize any gain or loss for tax purposes as a result of the Charter Amendment. Furthermore, the Charter Amendment will not result in the recognition of gain or loss to our common stockholders. Stockholders should consult their own tax advisors to know their individual federal, state, local and foreign tax consequences.

ACCOUNTING MATTERS

The amendment to the Company's Certificate of Incorporation will not affect the par value of our common stock per share, which will remain $0.0001 par value per share. The stated capital attributable to common stock and the additional paid-in capital account on our balance sheet will not change as a result of this charter amendment.

EXCHANGE ACT MATTERS

Our common stock is currently registered under the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The Charter Amendment will not affect the registration of our common stock under the Exchange Act or our reporting or other requirements thereunder. Our common stock is currently quoted on the OTC Bulletin Board ("OTCBB") under the symbol "AKDS".

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS (i) APPROVED OR DISAPPROVED OF THIS TRANSACTION; (ii) PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTION; OR (iii) PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

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OTHER MATTERS

There have been no proposals submitted by stockholders for consideration and the Board knows of no other matters other than those described in this Information Statement which have been approved or considered by the holders of a majority of the shares of the Company's voting stock.

FINANCIAL AND OTHER INFORMATION.

We are subject to the informational filing requirements of the Exchange Act and, in accordance therewith, we are required to file periodic reports, proxy statements and other information with the SEC relating to our business, financial condition and other matters. Such reports, proxy statements and other information can be inspected and copied in person at the public reference facility maintained by the SEC at the Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549-0213. Our filings are also available to the public for downloading or viewing free of charge on the SEC's website (www.sec.gov). In addition, we make available free of charge, our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information, provided on or accessible through our website, is not part of this Information Statement.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS.

Only one information statement is being delivered to multiple security holders of record (and those holding through a broker account) sharing an address unless the registrant has received contrary instructions from one or more of the security holders.

We hereby undertake to deliver promptly upon written or oral request a separate copy of this information statement to security holders at a shared address to which a single copy of the documents was delivered and provide instructions as to how a security holder can notify us that you wish to receive a separate copy of this information statement.

In addition, if you are a security holder sharing an address with other security holders of our Company receiving multiple copies of our annual reports, information statements, or Notices of Internet Availability of Proxy Materials and you wish to receive a single copy, you may notify us, as follows.

All requests should be directed to: Arkados Group, Inc., 211 Warren Street, Suite 320, Newark, New Jersey 07103, RE: Information Statement Request or by calling us at (862) 373-1988.

The entire cost of furnishing this Information Statement, which is expected not to exceed $3,000.00, will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward the Information Statement to beneficial owners of the Common Stock held of record by them.

BY ORDER OF THE SOLE DIRECTOR,

/s/ Terrence DeFranco
Terrence DeFranco, Chief Executive Officer

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Exhibit A

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

FOR

ARKADOS GROUP, INC.

Arkados Group, Inc., (the “Corporation”) organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: On February 4, 2014, the sole director of Arkados Group, Inc., adopted a resolution setting forth the proposed amendment of the Certificate of Incorporation of said Corporation, declaring such amendment to be advisable and calling for a vote of the shareholders. The resolution setting forth the amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “FOURTH” so that, as amended, said Article Fourth shall be and read as follows:

“FOURTH: Number of Shares. The total number of shares of stock which the Corporation shall have authority to issue is: six hundred and five million (605,000,000), of which six hundred million (600,000,000) shall be shares of Common Stock, $.0001 par value, and five million (5,000,000) shall be shares of Preferred Stock, $.0001 par value ("Preferred Stock") without designation and any prior designations are hereby revoked and cancelled."

THIRD: That, pursuant to Section 228 of the General Corporation Law of the State of Delaware, as of February 6, 2014, the Corporation obtained the consents in writing to the amendment as stated in the above resolution, signed by the holders of outstanding stock having 53%, which is more than the minimum number of votes that would be necessary to authorize such amendment.

FOURTH: Such amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Arkados Group, Inc. has caused this certificate to be signed this ____ day of ______, 2014.

By:	/s/ Terrence DeFranco
Terrence DeFranco, Chief Executive Officer

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